Exhibit 99.2

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
Patricia L. Quaal
(952) 745-2758
www.tcfexpress.com

TCF FINANCIAL CORPORATION   200 Lake Street East, Wayzata, MN 55391-1693

TCF Financial Corporation to Webcast Its

Annual Analyst Day Presentations on August 14

WAYZATA, Minnesota, August 12, 2003 — TCF Financial Corporation (TCF) (NYSE:TCB), a national financial holding company, will provide a webcast of its annual Analyst Day presentations on Thursday, August 14 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  This free webcast will be hosted by CCBN and can be accessed on TCF’s website at www.tcfexpress.com.

                TCF is a Wayzata, Minnesota-based national financial holding company with $11.8 billion in assets.  TCF has more than 390 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment financing, mortgage banking, brokerage, and investments and insurance sales.

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